UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2014
AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-31911	42-1447959
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Indentification No.)

6000 Westown Parkway, West Des Moines, Iowa	50266
(Address of Principal Executive Offices)	(Zip Code)
(515) 221-0002
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
American Equity Investment Life Holding Company held its Annual Meeting of Shareholders on June 5, 2014.  At the Annual Meeting, shareholders considered and voted upon three proposals: (1) to elect a total of four directors to three-year terms; (2) to consider and vote upon the ratification of KPMG LLP as our independent registered public accounting firm for 2014; and (3) to consider and vote upon a proposal to approve, on an advisory basis, the compensation of our named executive officers.
The final results of the voting on each proposal were as follows:
1. Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Joyce A. Chapman	62,179,395	1,772,823	3,144,175
James M. Gerlach	53,793,907	10,158,311	3,144,175
Robert L. Howe	62,668,397	1,283,821	3,144,175
Debra J. Richardson	59,574,897	4,377,321	3,144,175
Ms. Chapman, Mr. Gerlach, Mr. Howe and Ms. Richardson were elected to serve for a term expiring at the 2017 Annual Meeting of Shareholders or until their successors are elected and qualified.
2. Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
64,919,958	1,920,543	255,892	—
The appointment of KPMG LLP as our independent auditor for the 2014 fiscal year was ratified.
3. Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
60,720,735	2,893,982	337,501	3,144,175
The shareholders approved, on an advisory basis, the compensation of our named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2014

AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY

By:	/s/ John M. Matovina
Name:	John M. Matovina
Title:	Chief Executive Officer and President